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                             DISTRIBUTION AGREEMENT


                                 January 2, 1998



Salomon Brothers Asset Management Inc
7 World Trade Center
New York, New York 10048

Dear Sirs:

               This is to confirm that, in consideration of the agreements hereinafter contained, Salomon Brothers Variable Series Funds Inc (the "Company"), an open-end, professionally managed investment company organized as a corporation under the laws of the State of Maryland, has agreed that Salomon Brothers Inc ("SBI") shall be, for the period of this Agreement, the distributor of shares (the "Shares") of Salomon Brothers Variable U.S. Government Income Fund, Salomon Brothers Variable High Yield Bond Fund, Salomon Brothers Variable Strategic Bond Fund, Salomon Brothers Variable Total Return Fund, Salomon Brothers Variable Asia Growth Fund, Salomon Brothers Variable Investors Fund, and Salomon Brothers Variable Capital Fund (each a "Fund" and, collectively, the "Funds"), each an investment portfolio of the Company.

               1.     Services as Distributor

               1.1 SBI will act as agent for the distribution of the Shares covered by the registration statement, prospectus and statement of additional information then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

               1.2 SBI agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the registration statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

               1.3 All activities by SBI as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934, as amended.

               1.4 SBI will transmit any orders received by it for purchase or redemption of shares of any Fund to First Data Investor Services Group, Inc. ("First Data"), the Funds'



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transfer agent and dividend disbursing agent, or any successor to First Data of which any Fund has notified SBI in writing.

               1.5 SBI acknowledges that, whenever in the judgment of any Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

               1.6 SBI will act only on its own behalf as principal should it choose to enter into selling agreements in the form of Exhibit A attached hereto with selected dealers or others.

               1.7 As compensation for its services hereunder, SBI shall be entitled to such compensation as is described in the Funds' current registration statement.

        2.     Duties of the Funds

               2.1 Each Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that SBI may designate.

               2.2 Each Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to a Fund and its Shares as SBI may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and each Fund warrants that the statements contained in any such reports, when so signed by one or more of a Fund's officers, shall be true and correct. Each Fund shall also furnish SBI upon request with: (a) annual audits of its books and accounts made by independent public accountants regularly retained by each Fund, (b) semiannual unaudited financial statements pertaining to each Fund, (c) quarterly earnings statements prepared by each Fund, (d) a monthly itemized list of the securities in the portfolio of the Fund, (e) monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding each Fund's financial condition as SBI may reasonably request.

        3.     Representations and Warranties

               Each Fund represents to SBI that all registration statements, prospectuses and statements of additional information filed by any Fund with the SEC under the 1933 Act and the 1940 Act with respect to the shares of any Fund have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by any Fund with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC.



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Each Fund represents and warrants to SBI that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be materially true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of a Fund's shares. SBI may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of SBI's counsel, be necessary or advisable. If any Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by such Fund of a written request from SBI to do so, SBI may, at its option, terminate this Agreement as to that Fund. No Fund shall file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving SBI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit any Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as such Fund may deem advisable, such right being in all respects absolute and unconditional.

        4.     Indemnification

               4.1 Each Fund authorizes SBI and any dealers with whom SBI has entered into dealer agreements to use any prospectus or statement of additional information furnished by a Fund from time to time, in connection with the sale of a Fund's shares. Each Fund agrees to indemnify, defend and hold SBI, its several officers and directors, and any person who controls SBI within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which SBI, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading; provided, however, that no Fund's agreement to indemnify SBI, its officers or directors, and any such controlling person shall be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by SBI or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to SBI pursuant to paragraph 2.2 hereof; and further provided that neither any Fund's agreement to



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indemnify SBI, nor any Fund's representations and warranties hereinbefore set forth in paragraph 3 shall be deemed to cover any liability to any Fund or its shareholders to which SBI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of SBI's reckless disregard of its obligations and duties under this Agreement. Each Fund's agreement to indemnify SBI, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon such Fund being notified of any action brought against SBI, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to such Fund at its principal office in New York, New York and sent to such Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify any Fund of any such action shall not relieve such Fund from any liability that such Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of such Fund's indemnity agreement contained in this paragraph 4.1. Each Fund's indemnification agreement contained in this paragraph 4.1 and each Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of SBI, its officers and directors, or any controlling person, and shall survive the delivery of any of such Fund's shares. This agreement of indemnity will inure exclusively to SBI's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. Each Fund agrees to notify SBI promptly of the commencement of any litigation or proceedings against such Fund or any of its officers or directors in connection with the issuance and sale of any of such Fund's shares.

               4.2 SBI agrees to indemnify, defend and hold each Fund, its several officers and directors, and any person who controls any Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that any Fund, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by such Fund, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information, furnished in writing by SBI to such Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by SBI to such Fund and required to be stated in such answers or necessary to make such information not misleading. SBI's agreement to indemnify any Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon SBI being notified of any action brought against such Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to SBI at its principal office in New York, New York and sent to SBI by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify SBI of any such action



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shall not relieve SBI from any liability that SBI may have to any Fund, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of SBI's indemnity agreement contained in this paragraph 4.2. SBI agrees to notify each Fund promptly of the commencement of any litigation or proceedings against SBI or any of its officers or directors in connection with the issuance and sale of any Fund's shares.

               4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

        5.     Effectiveness of Registration

               None of the Shares shall be offered by either SBI or any Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by any Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon any Fund's obligation to repurchase its Shares from any shareholder in accordance with the provisions of such Fund's prospectus, statement of additional information or articles of incorporation.

        6.     Notice to SBI

               Each Fund agrees to advise SBI immediately in writing:

               (a) of any request by the SEC for amendments to the registration statement, prospectuses or statements of additional information then in effect or for additional information;

               (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;



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               (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

        7.     Term of Agreement

               This Agreement shall continue for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Company's Board of Directors with respect to each Fund, or (ii) by a vote of a majority (as defined in the 1940 Act) of each Fund's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Directors of the Company who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable as to any Fund, without penalty, on 60 days' notice by the Company's Board of Directors, by vote of the holders of a majority of such Fund's shares, or on 90 days' notice by SBI. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

        8.     Miscellaneous

               Each Fund recognizes that directors, officers and employees of SBI may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name "Salomon" or "Salomon Brothers" as part of their names, and that SBI or its affiliates may enter into distribution or other agreements with such other corporations and trusts. If SBI, or an affiliate, ceases to act as the distributor of any Fund's shares, the Fund agrees that, at SBI's request, such Fund's license to use the words "Salomon Brothers" will terminate and it will take all necessary action to change the name of such Fund to a name not including the words "Salomon" or "Salomon Brothers."



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               Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance thereof at the place below indicated, whereupon it shall become a binding agreement between us.


                                      Very truly yours,

                                      SALOMON BROTHERS VARIABLE SERIES
                                      FUNDS INC


                                      By:
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                                         Michael S. Hyland
                                         President


Accepted:

SALOMON BROTHERS INC


By:
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